EXHIBIT 99.1

Contact:	Investors
Mary T. Conway
Conway Communications
1-781-772-1679
marytconway@comcast.net

SEACHANGE INTERNATIONAL REPORTS

FOURTH QUARTER AND FULL YEAR FISCAL 2018 RESULTS

Company achieves full year profitability and increases cash position to approximately $52 million.

ACTON, Mass. (April 16, 2018) – SeaChange International, Inc. (NASDAQ: SEAC) today reported fourth quarter fiscal 2018 revenue of $22.9 million and U.S. GAAP income from operations of $1.2 million, or $0.04 per fully diluted share, compared to fourth quarter fiscal 2017 revenue of $23.8 million and U.S. GAAP loss from operations of $24.5 million, or $0.69 per basic share.

The Company’s U.S. GAAP fourth quarter fiscal 2018 results included non-GAAP charges of $2.1 million, which consisted primarily of severance and other restructuring costs of $1.1 million, stock-based compensation of $0.5 million and amortization of intangible assets from prior acquisitions of $0.6 million, while fourth quarter fiscal 2017 results included $22.3 million of non-GAAP charges, which also include a $23.7 million impairment on our goodwill and a ($4.1) million recovery on loss contract. Non-GAAP income from operations in the fourth quarter of fiscal 2018 was $3.3 million, or $0.10 per fully diluted share, compared to the fourth quarter of fiscal 2017 non-GAAP loss from operations of $2.1 million, or $0.06 per basic share.

For the full fiscal year ended January 31, 2018, the Company reported revenue of $80.3 million and a U.S. GAAP loss from operations of $5.4 million, or $0.15 per basic share, compared to revenue of $83.8 million and a U.S. GAAP loss from operations of $54.1 million, or $1.55 per basic share, in the same period in the prior fiscal year. The Company posted non-GAAP income from operations for fiscal 2018 of $3.9 million, or $0.11 per fully diluted share, compared to a non-GAAP loss from operations of $20.8 million, or $0.60 per basic share, for the same period of fiscal 2017.

Ed Terino, Chief Executive Officer, SeaChange, said, “We are very pleased with our results for the fourth quarter and fiscal year. We exited fiscal 2018 in a much stronger financial position with improved customer delivery capabilities and a product portfolio that meets evolving customer needs. We continue to see three significant trends developing in the digital media industry: video platform deployments in the cloud; increased video delivery via mobile devices; and a more personalized video consumption experience. Our core products and new innovations will better enable us to take advantage of these opportunities in the rapidly changing digital media industry, as we encounter changing business models accompanied by volatility in customer buying cycles. While we continue to focus on our core customer base of video service providers, we are expanding our “go-to-market” initiatives to adjacent market segments, such as wireless carriers, content owners and Internet Service Providers. As a result, we believe we are well-positioned to drive overall revenue growth, increased profitability and positive cash flow in fiscal 2019.”

Peter Faubert, Chief Financial Officer, SeaChange, said, “The fourth quarter marks our second consecutive quarter of operating profitability, evidence that our initiatives to reduce costs and return the Company to profitability and positive cash flow have taken hold. SeaChange’s fourth quarter and fiscal year results reflect the progress we have made in our restructuring efforts, as evidenced across all our key metrics – revenue, gross margin and non-GAAP EPS. During this fiscal year we generated more revenue from higher margin software license product revenue, improving our gross margin. Our continued discipline in controlling operating expenses, along with sequential and year-over-year improvement in our GAAP and non-GAAP gross profit margin, resulted in our return to profitability and positive cash flow for the year.”

Faubert added, “Looking ahead to fiscal 2019, we remain focused on profitability and positive cash flow, while we continue to invest in innovative solutions for customers, even as the implementation of the new revenue accounting standard is likely to decrease by approximately $1 million to $3 million the amount of revenue we expect to recognize in Fiscal 2019.”

SeaChange ended the fourth quarter of fiscal 2018 with cash, cash equivalents, restricted cash and marketable securities of approximately $52 million, and no debt outstanding, an increase compared to approximately $39 million as of January 31, 2017.

Outlook

SeaChange anticipates first quarter fiscal 2019 revenue to be in the range of $13 million to $15 million, U.S. GAAP operating results to be in the range of a loss from operations of $0.19 per basic share to $0.15 per basic share, and non-GAAP operating loss to be in the range of $0.15 to $0.11 per basic share. For the full fiscal year 2019, revenue is expected to be in the range of $80 million to $90 million, U.S. GAAP operating results to be in the range of a loss from operations of $0.06 per basic share to operating income of $0.09 per fully diluted share and non-GAAP operating income to be in the range of $0.10 to $0.25 per fully diluted share. Beginning February 1, 2018, SeaChange has adopted FASB Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606). The implementation of this new accounting guidance will impact the timing of revenue recognition this year.

These GAAP estimates are subject to a number of variables that are outside of management’s control, including the size of restructuring expenses, which are influenced by the timing of certain non-U.S. restructuring activities, and stock price fluctuations.

Conference Call

The Company will host a conference call to discuss its fourth quarter and full fiscal year 2018 results at 5:00 p.m. ET today, Monday, April 16, 2018. The call may be accessed by dialing 877-407-8037 (U.S.) and 201-689-8037 (international) and via live webcast at www.schange.com/IR. The webcast replay will be archived on the investor relations section of the Company’s website at www.schange.com/IR.

About SeaChange International

Enabling our customers to deliver billions of premium video streams across a matrix of pay-TV and OTT platforms, SeaChange (Nasdaq: SEAC) empowers service providers, broadcasters, content owners and brand advertisers to entertain audiences, engage consumers and expand business opportunities. As an Emmy winning organization with nearly 25 years of experience, we give media businesses the content management, delivery and monetization capabilities they need to craft an individualized branded experience for every viewer that sets the pace for quality and value worldwide. For more information, please visit www.schange.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including regarding anticipated revenue, income from operations, cost savings and other financial matters, are neither promises nor guarantees and may constitute “forward-looking statements” as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Any such forward-looking statements contained herein are based on current assumptions, estimates and expectations, but are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that may cause actual results to differ materially from expectations. Numerous factors could cause actual future results to differ materially from current expectations expressed or implied by such forward-looking statements, including, without limitation, the following: the continued spending by the Company’s customers on video systems and services and expenses we may incur in fulfilling customer arrangements; the continued development of the multiscreen video and OTT market; the success of our efforts to introduce SaaS-based multiscreen service offerings; the Company’s ability to successfully introduce new products or enhancements to existing products and the rate of decline in revenue attributable to our legacy products; the Company’s transition to being a company that primarily provides software solutions; worldwide economic cycles; measures taken to address the variability in the market for our products and services; the loss of or reduction in demand, or the return of product, by one of the Company’s large customers or the failure of revenue acceptance criteria in a given fiscal quarter; consolidation in the television service providers industry; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; any decline in demand or average selling prices for our products and services; failure to manage product transitions; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; net losses incurred by the Company and potential reduction in its cash position; the implementation of restructuring programs; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation relating to the Company’s intellectual property; content providers limiting the scope of content licensed for use in the video-on-demand and OTT market or other limitations in materials we use to provide our products and services; the Company’s ability to obtain necessary licenses, services or distribution rights for third-party technology; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the Company’s ability to realize the benefits of completed or future acquisitions; the impact of acquisitions, divestitures or investments made by the Company; the Company’s ability to raise additional funds through capital markets on favorable terms and in a timely manner; the Company’s ability to access sufficient funding to finance desired growth and operations; the performance of the companies in which the Company has taken non-controlling equity positions; any impairment of the Company’s assets; the impact of changes in the market on the value of our investments; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the availability of shares to provide adequate equity incentives to employees of the Company; the ability of the Company to manage and oversee the outsourcing of engineering work; additional tax liabilities to which the Company may be subject; any breach of the Company’s security measures and customer data or our data being obtained unlawfully; service interruptions or delays from our third-party data center hosting facilities; disruptions to the Company’s information technology systems; uncertainties of regulation of Internet and data traveling over the Internet; the volatility of our stock; actions that may be taken by significant stockholders; if securities analysts do not publish favorable research or reports about our business; our use of non-GAAP reporting; the ability of the Company to remediate identified material weaknesses in certain internal controls over financial reporting; the Company’s use of estimates in accounting for the Company’s contracts; the performance of the Company’s third-party vendors; the Company’s entry into fixed price contracts and the related risk of cost overruns; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; compliance with conflict minerals regulations; terrorist acts, conflicts, wars and geopolitical uncertainties; the Company’s Delaware anti-takeover provisions; and the effect on revenue and reported results of a change in financial accounting standards. These risks and other risk factors that could cause actual results to differ from those anticipated are detailed in various publicly available documents filed by the Company from time to time with the Securities and Exchange Commission (SEC), which are available at www.sec.gov, including but not limited to, such information appearing under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on April 17, 2017. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers not to rely on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

SeaChange International, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Amounts in thousands)

	January 31, 2018	January 31, 2017
	(Unaudited)
Assets
Cash and cash equivalents	$43,652	$28,302
Restricted cash	9	109
Marketable securities	8,440	10,244
Accounts and other receivables, net	22,537	25,985
Unbilled receivables	3,101	6,553
Inventories, net	666	770
Prepaid expenses and other current assets	3,557	2,393
Property and equipment, net	9,471	11,485
Goodwill and intangible assets, net	26,882	25,890
Other assets	1,015	4,336

Total assets	$119,330	$116,067

Liabilities and Stockholders’ Equity
Accounts payable and other current liabilities	$17,810	$14,906
Deferred revenues	14,433	14,936
Deferred tax liabilities and income taxes payable	1,367	16,159
Other long term liabilities	—	530

Total liabilities	33,610	46,531

Total stockholders’ equity	85,720	69,536

Total liabilities and stockholders’ equity	$119,330	$116,067

SeaChange International, Inc.

Preliminary Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2018	2017	2018	2017
Revenues:
Products	$9,884	$7,724	$28,791	$18,205
Services	13,061	16,088	51,476	65,590

Total revenues	22,945	23,812	80,267	83,795

Cost of revenues:
Products	854	1,947	3,942	6,453
Services	5,598	9,404	22,001	35,740
Recovery on loss contract	—	(4,118)	(593)	(4,118)
Amortization of intangible assets	206	336	970	1,283
Stock-based compensation expense	—	1	3	132

Total cost of revenues	6,658	7,570	26,323	39,490

Gross profit	16,287	16,242	53,944	44,305

Operating expenses:
Research and development	5,751	6,342	23,162	30,093
Selling and marketing	3,322	3,671	12,614	16,158
General and administrative	4,076	4,594	14,671	16,173
Amortization of intangible assets	378	447	1,453	2,019
Stock-based compensation expense	469	804	2,693	2,489
Change in fair value of earn-outs	—	—	—	249
Professional fees — other	—	19	21	347
Severance and other restructuring costs	1,070	1,160	4,740	7,151
Loss on impairment of long-lived assets	—	23,673	—	23,772

Total operating expenses	15,066	40,710	59,354	98,451

Income (loss) from operations	1,221	(24,468)	(5,410)	(54,146)

Other income (expenses), net	3,112	(2,192)	4,081	(1,972)
Gain (loss) on investment in affiliates	2,555	(500)	2,555	(500)

Income (loss) before income taxes	6,888	(27,160)	1,226	(56,618)

Income tax (benefit) provision	(13,730)	216	(12,272)	14,631

Net income (loss)	$20,618	$(27,376)	$13,498	$(71,249)

Net income (loss) per share:
Basic	$0.58	$(0.78)	$0.38	$(2.04)

Diluted	$0.58	$(0.78)	$0.38	$(2.04)

Weighted average common shares outstanding:
Basic	35,505	35,210	35,412	34,970

Diluted	36,140	35,210	35,685	34,970

SeaChange International, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	Twelve Months Ended January 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$13,498	$(71,249)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	2,273	2,953
Recovery on loss contract	(593)	(4,118)
Amortization of intangible assets	2,423	3,302
Provision for bad debts	79	597
Stock-based compensation expense	2,696	2,621
Deferred income taxes	(14,132)	14,676
(Gain) loss on investment in affiliates	(2,555)	500
Loss on impairment of long-lived assets	—	23,772
Other non-cash reconciling items, net	398	621
Changes in operating assets and liabilities, excluding impact of acquisition:
Accounts receivable	5,132	42
Unbilled receivables	3,968	4,694
Inventories	34	806
Prepaid expenses and other assets	(588)	1,378
Accounts payable	(2,499)	(1,674)
Accrued expenses	3,505	(4,872)
Deferred revenues	(1,078)	(2,417)
Other operating activities	386	30

Total cash provided by (used in) operating activities	12,947	(28,338)

Cash flows from investing activities:
Purchases of property and equipment	(526)	(683)
Purchases of marketable securities	(7,246)	(2,008)
Proceeds from sale and maturity of marketable securities	8,992	4,005
Proceeds from sale of investment in affiliate	4,555	—
Acquisition of business, net of cash acquired	—	(5,243)
Other investing activities	236	57

Total provided by (used in) in investing activities	6,011	(3,872)

Cash flows from financing activities:
Proceeds from issuance of common stock	54	60
Payments of withholding tax on RSU vesting	(141)	(183)
Other financing activities	—	—

Total cash used in financing activities	(87)	(123)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3,621)	1,929

Net increase (decrease) in cash, cash equivalents and restricted cash	15,250	(30,404)

Cash, cash equivalents and restricted cash, beginning of period	28,411	58,815

Cash, cash equivalents and restricted cash, end of period	$43,661	$28,411

Non-GAAP Measures

We define non-GAAP income (loss) from operations as U.S. GAAP operating income (loss) plus stock-based compensation expenses, amortization of intangible assets, recovery on loss contract, change in fair value of earn-outs, non-operating professional fees, severance and other restructuring costs and loss on impairment of long-lived assets. We discuss non-GAAP income (loss) from operations in our quarterly earnings releases and certain other communications as we believe non-GAAP operating income (loss) from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP income (loss) from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP income (loss) from operations financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP income (loss) from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP income (loss) from operations and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

In managing and reviewing our business performance, we exclude a number of items required by U.S. GAAP. Management believes that excluding these items is useful in understanding the trends and managing our operations. We provide these supplemental non-GAAP measures in order to assist the investment community in seeing SeaChange through the “eyes of management,” and therefore enhance the understanding of SeaChange’s operating performance. Non-GAAP financial measures should be viewed in addition to, not as an alternative to, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

Recovery on Loss Contract. We entered a fixed-price customer contract on a multi-year arrangement, which included multiple vendors. As the system integrator on the project, we are subject to any cost overruns or increases with these vendors resulting in delays of acceptance by our customer. Delays of customer acceptance on this project result in incremental expenditures and require us to recognize a loss on this project in the period the determination is made. As a result, we recorded an estimated charge of $9.2 million in fiscal 2016. Subsequently, because of changes in the scope of the project and negotiations with the fixed-price customer, we recorded adjustments since fiscal 2016 totaling $4.7 million to reduce this provision. We believe that the exclusion of this line item amount allows a comparison of operating results that would otherwise impair comparability between periods.

Amortization of Intangible Assets. We incur amortization expense of intangible assets related to various acquisitions that have been made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for the Company’s newly-acquired and long-held businesses.

Stock-based Compensation Expense. We incur expenses related to stock-based compensation included in our U.S. GAAP presentation of cost of revenues and operating expenses. Although stock-based compensation is an expense we incur and is viewed as a form of compensation, the expense varies in amount from period to period, and is affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of our shares, risk-free interest rates and the expected term and forfeiture rates of the awards.

Change in Fair Value of Earn-outs. The change in the fair value of earn-outs payable to the former shareholders of the businesses we acquire is considered by management to be non-recurring and therefore, impairs comparability among periods.

Professional Fees—Other. We have excluded the effect of legal and other professional costs associated with our acquisitions, divestitures, litigation and strategic alternatives because the amounts are considered significant non-operating expenses.

Severance and Other Restructuring Costs. We incur charges due to the restructuring of our business, including severance charges and facility reductions resulting from our restructuring and streamlining efforts and any changes due to revised estimates, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations.

Loss on Impairment of Long-lived Assets. We incur losses on impairment of long-lived assets when it is determined that an impairment exists based upon estimated undiscounted future cash flows over the remaining useful life of the assets and compare that value to the carrying value of the assets. These charges are considered non-recurring.

The following table includes the reconciliations of our U.S. GAAP income (loss) from operations, the most directly comparable U.S. GAAP financial measure, to our non-GAAP income (loss) from operations for the three and twelve months ended January 31, 2018 and 2017 (amounts in thousands, except per share and percentage data):

SeaChange International, Inc.

Preliminary Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share data and percentages)

	Three Months Ended January 31, 2018			Three Months Ended January 31, 2017
	GAAP As Reported	Adjustments	Non-GAAP	GAAP As Reported	Adjustments	Non-GAAP
Revenues:
Products	$9,884	$—	$9,884	$7,724	$—	$7,724
Services	13,061	—	13,061	16,088	—	16,088

Total revenues	22,945	—	22,945	23,812	—	23,812

Cost of revenues:
Products	854	—	854	1,947	—	1,947
Services	5,598	—	5,598	9,404	—	9,404
Recovery on loss contract	—	—	—	(4,118)	4,118	—
Amortization of intangible assets	206	(206)	—	336	(336)	—
Stock-based compensation	—	—	—	1	(1)	—

Total cost of revenues	6,658	(206)	6,452	7,570	3,781	11,351

Gross profit	16,287	206	16,493	16,242	(3,781)	12,461

Gross profit percentage	71.0%	0.9%	71.9%	68.2%	(15.9%)	52.3%
Operating expenses:
Research and development	5,751	—	5,751	6,342	—	6,342
Selling and marketing	3,322	—	3,322	3,671	—	3,671
General and administrative	4,076	—	4,076	4,594	—	4,594
Amortization of intangible assets	378	(378)	—	447	(447)	—
Stock-based compensation expense	469	(469)	—	804	(804)	—
Professional fees — other	—	—	—	19	(19)	—
Severance and other restructuring costs	1,070	(1,070)	—	1,160	(1,160)	—
Loss on impairment of long-lived asset	—	—	—	23,673	(23,673)	—

Total operating expenses	15,066	(1,917)	13,149	40,710	(26,103)	14,607

Income (loss) from operations	$1,221	$2,123	$3,344	$(24,468)	$22,322	$(2,146)

Income (loss) from operations percentage	5.3%	9.3%	14.6%	(102.8%)	93.8%	(9.0%)
Weighted average common shares outstanding:
Basic	35,505	35,505	35,505	35,210	35,210	35,210

Diluted	36,140	36,140	36,140	35,210	35,209	35,210

Non-GAAP operating income (loss) per share:
Basic	$0.04	$0.05	$0.09	$(0.69)	$0.63	$(0.06)

Diluted	$0.04	$0.06	$0.10	$(0.69)	$0.63	$(0.06)

SeaChange International, Inc.

Preliminary Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share data and percentages)

	Twelve Months Ended January 31, 2018			Twelve Months Ended January 31, 2017
	GAAP As Reported	Adjustments	Non-GAAP	GAAP As Reported	Adjustments	Non-GAAP
Revenues:
Products	$28,791	$—	$28,791	$18,205	$—	$18,205
Services	51,476	—	51,476	65,590	—	65,590

Total revenues	80,267	—	80,267	83,795	—	83,795

Cost of revenues:
Products	3,942	—	3,942	6,453	—	6,453
Services	22,001	—	22,001	35,740	—	35,740
Recovery on loss contract	(593)	593	—	(4,118)	4,118	—
Amortization of intangible assets	970	(970)	—	1,283	(1,283)	—
Stock-based compensation	3	(3)	—	132	(132)	—

Total cost of revenues	26,323	(380)	25,943	39,490	2,703	42,193

Gross profit	53,944	380	54,324	44,305	(2,703)	41,602

Gross profit percentage	67.2%	0.5%	67.7%	52.9%	-3.2%	49.6%
Operating expenses:
Research and development	23,162	—	23,162	30,093	—	30,093
Selling and marketing	12,614	—	12,614	16,158	—	16,158
General and administrative	14,671	—	14,671	16,173	—	16,173
Amortization of intangible assets	1,453	(1,453)	—	2,019	(2,019)	—
Stock-based compensation expense	2,693	(2,693)	—	2,489	(2,489)	—
Change in fair value of earn-outs	—	—	—	249	(249)	—
Professional fees — other	21	(21)	—	347	(347)	—
Severance and other restructuring costs	4,740	(4,740)	—	7,151	(7,151)	—
Loss on impairment of long-lived asset	—	—	—	23,772	(23,772)	—

Total operating expenses	59,354	(8,907)	50,447	98,451	(36,027)	62,424

(Loss) income from operations	$(5,410)	$9,287	$3,877	$(54,146)	$33,324	$(20,822)

(Loss) income from operations percentage	(6.8%)	11.6%	4.8%	(64.6%)	39.8%	(24.8%)
Weighted average common shares outstanding:
Basic	35,412	35,412	35,412	34,970	34,970	34,970

Diluted	35,412	35,685	35,685	34,970	35,057	34,970

Non-GAAP operating (loss) income per share:
Basic	$(0.15)	$0.26	$0.11	$(1.55)	$0.95	$(0.60)

Diluted	$(0.15)	$0.26	$0.11	$(1.55)	$0.95	$(0.60)

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP Gross Margins

(Unaudited, amounts in thousands, except per share data and percentages)

	Three Months Ended January 31, 2018			Twelve Months Ended January 31, 2018
	Total	Product	Service	Total	Product	Service
Revenue	$22,945	$9,884	$13,061	$80,267	$28,791	$51,476
GAAP gross profit	$16,287	$9,003	$7,284	$53,944	$24,743	$29,201
Exclude provision for loss contract	—	—	—	(593)	—	(593)
Exclude amortization of intangible assets	206	27	179	970	106	864
Exclude stock based compensation	—	—	—	3	—	3

Non-GAAP gross profit	$16,493	$9,030	$7,463	$54,324	$24,849	$29,475

Non-GAAP gross profit, %	71.9%	91.4%	57.1%	67.7%	86.3%	57.3%

	Three Months Ended January 31, 2017			Twelve Months Ended January 31, 2017
	Total	Product	Service	Total	Product	Service
Revenue	$23,812	$7,724	$16,088	$83,795	$18,205	$65,590
GAAP gross profit	$16,242	$5,698	$10,544	$44,305	$11,426	$32,879
Exclude provision for loss contract	(4,118)	—	(4,118)	(4,118)	—	(4,118)
Exclude amortization of intangible assets	336	79	257	1,283	326	957
Exclude stock based compensation	1	—	1	132	—	132

Non-GAAP gross profit	$12,461	$5,777	$6,684	$41,602	$11,752	$29,850

Non-GAAP gross profit, %	52.3%	74.8%	41.5%	49.6%	64.6%	45.5%

The following table reconciles the Company’s forecasted U.S. GAAP operating (loss) income per share to the Company’s forecasted non-GAAP operating income per share for the Company’s first fiscal quarter and full fiscal 2019:

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP Guidance

(Unaudited, amounts in thousands, except per share data and percentages)

	Three Months Ended April 30, 2018			Twelve Months Ended January 31, 2019
GAAP revenue guidance	$13,000	to	$15,000	$80,000	to	$90,000
GAAP (loss) income from operations per basic share	$(0.19)		$(0.15)	$(0.06)		$0.09
Exclude stock compensation expense	0.02		0.02	0.08		0.08
Exclude amortization of intangible assets	0.02		0.02	0.08		0.08
Exclude professional fees associated with divestitures	—		—	—		—
Exclude restructuring costs	—		—	—		—

Non-GAAP income from operations per fully diluted share	$(0.15)		$(0.11)	$0.10		$0.25

SeaChange International, Inc.

Supplemental Schedule—Revenue Breakout

(Unaudited, amounts in thousands)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2018	2017	2018	2017
Product revenues:
Video platform	$8,781	$6,153	$24,308	$12,301
Advertising	272	19	515	238
User experience	26	130	672	611
Hardware	709	377	2,497	2,518
Third-party products	96	1,045	799	2,537

Total product revenues	9,884	7,724	28,791	18,205

Service revenues:
Maintenance and support	8,146	8,993	33,268	36,514
SaaS	378	711	2,564	3,198
Professional services — video platform	4,474	5,600	15,015	21,171
User experience	63	784	629	4,707

Total service revenues	13,061	16,088	51,476	65,590

Total revenues	$22,945	$23,812	$80,267	$83,795